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                                    Exhibit 3

                              Specimen Certificate:
                       Class A Common Voting Equity Stock

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Number                         DP Charters, Inc.                          Shares
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON VOTING STOCK         CUSIP NO 23328Y 10 2             COMMON VOTING STOCK

AUTHORIZED: 100,000,000
  SHARES                     PAR VALUE: $0.001     FULLY PAID AND NON-ASSESSABLE

THIS CERTIFIES THAT           S P E C I M E N

IS THE REGISTERED HOLDER OF   S P E C I M E N

SHARES OF THE COMMON STOCK of DP Charters, Inc., a Nevada Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. Witness the facsimile Seal of the Corporation and the facsimile Signatures of its duly authorized officers.

                                    SPECIMEN

                                                                Not Valid Unless
                                                     Initialed by Transfer Agent
                                                    By        Authorized Initial
                                                    MADISON STOCK TRANSFER, INC.
                                                                    P.O. Box 145
                                                               BROOKLYN NY 11229

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                               DP Charters, Inc.
J Dan Sifford Jr.                Corporate Seal                    Kirt W. James
President                            NEVADA                            Secretary
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